HEIN

Hein & Associates LLP
8105 Irvine Center Drive, Suite 650
Irvine, California 92618

www.heincpa.com
P 949.428.0288
F 949.428.0280

April 9, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Daystar Technologies, Inc.'s statements included under Item 4.01 of its Form 8-K filed on April 9, 2013 and we agree with such statements concerning our firm.

Hein & Associates LLP

Hein & Associates LLP